PRICING SUPPLEMENT NO. 8 Dated: Dec. 6, 2001 (To Prospectus Dated February 25, 1998, and Prospectus Supplement dated May 12, 1998)	[For SEC Filing Purposes Only: Rule 424(b)(2) File No. 333-41033]
$489,400,000 BOISE CASCADE CORPORATION Medium-Term Notes, Series A Due 9 Months or More from Date of Issue

Date of Issue:        December 11, 2001

Stated Maturity:      January 15, 2004

Form of Note:

             X      Global

                     Definitive

           Fixed Rate Note

   X      Floating Rate Note:

     _____ Commercial Paper Rate Note

     _____ Federal Funds Effective Rate Note

     _____ Other

     Spread: +/- _____+200 basis points______

     Spread Multiplier: ____________________%

     Index Maturity: _________3 month*______

Principal Amount:            $25,000,000

Issue Price (As a Percentage of
Principal Amount):                  100%

Interest Rate/Initial Interest Rate:        4.0225%

Redemption Provisions:                 N/A

CUSIP No.:                    09738HCE0

___X__ LIBOR Note
          __X__ LIBOR Telerate
          _____ LIBOR Reuters

_____ Treasury Rate Note

Maximum Interest Rate: _______%

Minimum Interest Rate:  _______%

Interest Reset Period: ____________________________Quarterly________________________________ (daily, weekly, monthly, quarterly, semiannually, or annually)
Interest Payment Dates: 1/15, 4/15, 7/15, 10/15 Interest Reset Dates: __________________ Calculation Agent: _____________________	Regular Record Dates: 1/1, 4/1, 7/1, 10/1 Interest Determination Dates: _________________ Calculation Dates: __________________________
Additional Terms: *Initial interest rate to be set on 12/7/01 versus 1 month LIBOR. The agent is JPMorgan.
GOLDMAN, SACHS & CO. SALOMON SMITH BARNEY